                               Pricing Agreement
                               -----------------


Goldman, Sachs & Co.,
As Representative of the several
  Underwriters named in Schedule I
  hereto,
c/o Goldman, Sachs & Co.
85 Broad Street,
New York, New York  10004

                                                                 August 21, 1997

Dear Sirs:

     Hershey Foods Corporation, a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated August 21, 1997 (the "Underwriting Agreement"), between the Company on the one hand and Goldman, Sachs & Co. on the other hand, to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") the Securities specified in Schedule II hereto (the "Designated Securities"). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth at the end of Schedule II hereto.

     An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

     Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

     If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.


                                       Very truly yours,

                                       Hershey Foods Corporation


                                       By: /s/ W.F. Christ
                                          -----------------------------
                                          Name: W.F. Christ
                                          Title: Senior Vice President,
                                           Chief Financial Officer and
                                           Treasurer

Accepted as of the date hereof:

Goldman, Sachs & Co.,
As Representative of the several
  Underwriters named in Schedule I
  hereto


By: /s/ Goldman, Sachs & Co.
   --------------------------------
     (Goldman, Sachs & Co.)

                                  SCHEDULE I


                             Principal Amount of  Principal Amount of
                                    Notes             Debentures
        Underwriter            to be Purchased      to be Purchased
        -----------          -------------------  -------------------
Goldman, Sachs & Co.                $135,000,000         $225,000,000
Citicorp Securities, Inc.             15,000,000           25,000,000
                                    ------------         ------------
     Total                          $150,000,000         $250,000,000
                                    ============         ============

                                  SCHEDULE II

Title of Designated Securities:

     6.95% Notes due August 15, 2012
     7.20% Debentures due August 15, 2027

Aggregate principal amount of Notes

     $150,000,000

Aggregate principal amount of Debentures

     $250,000,000

Price to Public:

     100% of the principal amount of the Notes, plus accrued interest from August 15, 1997
     99.717% of the principal amount of the Debentures, plus accrued interest from August 15, 1997


Purchase Price by Underwriters:

     99.25% of the principal amount of the Notes, plus accrued interest from August 15, 1997
     98.842% of the principal amount of the Debentures, plus accrued interest from August 15, 1997

Specified funds for payment of purchase price:

     Federal (same day) funds

Indenture:

     Indenture dated as of February 1, 1991, between the Company and Citibank, N.A., as Trustee

Maturity:

     August 15, 2012 for the Notes
     August 15, 2027 for the Debentures

Interest Rates:

     6.95% for the Notes
     7.20% for the Debentures

Interest Payment Dates:

     February 15 and August 15, beginning February 15, 1998

Redemption Provisions:

     No provisions for redemption

Sinking Fund Provisions:

     No sinking fund provisions

Time of Delivery:

     August 26, 1997 at 9:30 a.m. New York City Time

Closing Location:

     The offices of Milbank, Tweed, Hadley & McCloy, One Chase Manhattan Plaza, New York, New York 10005

Names and addresses of Representatives:

     Designated Representative:   Goldman, Sachs & Co.

     Address for Notices, etc:    85 Broad Street
                                  New York, New York 10004